Exhibit 99.1

Oportun Appoints Doug Bland as Chief Executive Officer to Lead Next Phase of Growth and Profitability

SAN MATEO, Calif., April 16, 2026 (GLOBE NEWSWIRE) — Oportun Financial Corporation (Nasdaq: OPRT), a mission-driven financial services company, today announced that, following a comprehensive search process, it has appointed Doug Bland as Chief Executive Officer and a member of Oportun’s Board of Directors (the “Board”), effective April 20, 2026.

“We are delighted to welcome Doug as Oportun’s next CEO,” said Louis P. Miramontes, Lead Independent Director of Oportun. “Doug’s deep expertise in consumer credit, financial services, and scaling businesses makes him the ideal leader to build on Oportun’s momentum. He has a proven track record of delivering sustainable results through operational rigor, disciplined credit management, and customer-centered innovation, all of which he will bring to bear as he leads Oportun into our next phase of growth and profitability.”

Mr. Bland brings over 30 years of experience in building and leading consumer financial services businesses, from high-growth startups to global enterprises. He currently serves on the boards of directors of WebBank, a national issuer of consumer and small business credit products, and Creditly, a fintech platform applying artificial intelligence to financial wellness. Concurrent with joining Oportun and its Board, Mr. Bland will step down from the board of WebBank.

Mr. Bland previously spent nearly seven years in senior leadership roles at PayPal, most recently as Senior Vice President and General Manager of its Consumer Business, where he led a global portfolio spanning digital wallets, peer-to-peer payments, buy-now-pay-later, consumer and small business credit, and Venmo. In that role, he oversaw the end-to-end strategy for PayPal’s global consumer ecosystem, driving strategic and operational unification across a highly distributed organization to improve profitability, customer engagement, and cost efficiency. Mr. Bland led PayPal’s Global Credit business, which included lines of credit, unsecured revolving products, pay-in-4 solutions and installment loans to consumers, while consistently delivering strong risk-adjusted returns across a complex enterprise and multi-jurisdictional regulatory environment. Before PayPal, Mr. Bland served as President & COO of Swift Financial, a small business lender, where he built the credit, compliance, and operational infrastructure that enabled rapid and responsible portfolio growth, and co-led Swift Financial through its acquisition by PayPal in 2017.

Earlier in his career, Mr. Bland spent more than a decade at Bank of America as Senior Vice President, Small Business Products & Risk, where he led credit strategy and product management across one of the largest small business lending portfolios in the United States, including through the 2008 financial crisis. Prior to that, he held leadership roles with increasing responsibility across Stephens Inc., SunTrust, and Textron Financial, where he rose to Division President before leading the divestiture of the business to MBNA.

“Oportun has built something genuinely differentiated – a technology-driven platform with a clear mission, and proven ability to responsibly improve the financial lives of people who are too often overlooked by traditional lenders,” said Doug Bland. “I am honored to join Oportun at a pivotal moment in its history and look forward to partnering with the Company’s talented team and the Board to strengthen its foundation, deepen member relationships, and create long-term value for shareholders.”

About Oportun

Oportun (Nasdaq: OPRT) is a mission-driven financial services company that puts its members’ financial goals within reach. With intelligent borrowing, savings, and budgeting capabilities, Oportun empowers members with the confidence to build a better financial future. Since inception, Oportun has provided more than $21.8 billion in responsible and affordable credit, saved its members more than $2.5 billion in interest and fees, and helped its members set aside an average of more than $1,800 annually. For more information, visit Oportun.com.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this press release, including statements regarding the Company’s next phase of growth and profitability and the plans and objectives of management for our future operations, are forward-looking statements. These statements can be generally identified by terms such as “expect,” “plan,” “goal,” “target,” “anticipate,” “assume,” “predict,” “project,” “outlook,” “continue,” “due,” “may,” “believe,” “seek,” or “estimate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These forward-looking statements speak only as of the date on which they are made and, except to the extent required by federal securities laws, Oportun disclaims any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements. These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause Oportun’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Oportun has based these forward-looking statements on its current expectations and projections about future events, financial trends and risks and uncertainties that it believes may affect its business, financial condition and results of operations. These risks and uncertainties include those risks described in Oportun’s filings with the Securities and Exchange.

Investor Contact

Dorian Hare

(650) 590-4323

ir@oportun.com

Media Contact

FGS Global

John Christiansen / Bryan Locke

Oportun@fgsglobal.com